Exhibit 99.1

NASDAQ: EPMD	For Further Information Contact:
Matthew C. Hill, CFO
(856) 753-8533

EP MEDSYSTEMS REPORTS THIRD QUARTER AND NINE MONTH RESULTS

Company announces launch of new product

West Berlin, NJ (November 14, 2006)—EP MedSystems, Inc., (NASDAQ: EPMD), a market leader in electrophysiology products used to diagnose and treat certain types of cardiac rhythm disorders, today announced financial results for the three and nine months ended September 30, 2006.

Revenues for the third quarter were $3,799,000, an increase of 15% over second quarter revenue, and a decrease of 11% from the $4,270,000 reported for the prior year third quarter. The net loss for the quarter was $1,692,000, compared to the $1,849,000 reported in 2005. The basic and diluted loss per share for the three months ended September 30, 2006 was ($0.06), which compared to ($0.07) for the comparable period in 2005.

For the nine months ended September 30, 2006, revenues were $11,189,000, a decrease of 10% from the $12,501,000 reported in the same period last year. The net loss for the nine months ended September 30, 2006 was $5,400,000 or ($0.19) per basic and diluted share, compared to $4,422,000 or ($0.17) per basic and diluted share in the prior year. The 2006 operating results include $729,000 of share-based compensation as a result of the Company’s adoption of Financial Accounting Standards Board Statement 123R, which requires the expensing of options.

The Company finished the quarter with cash and cash equivalents of $10,000,000.

The Company also announced today the launch of its NurseMate™ computer review station. The NurseMate™, recently cleared by the United States Food and Drug Administration, allows a separate user to easily review, monitor and edit patient data active on the EP-WorkMate® recording system during an EP procedure. It also allows the physician to easily create, print and distribute comprehensive reports for hospital records and referring physicians. By enabling remote access to all lab staff, the NurseMate station can enhance EP procedure efficiency.

Earlier this month, the Company had also announced the signing of a Settlement Agreement with the Bureau of Industry and Security of the United States Department of Commerce to close issues related to its shipment of products to restricted countries in 2004 and earlier.

David Bruce, EP MedSystems’ new President and Chief Executive Officer commented, “With the recent settlement with the Department of Commerce export issues, we can increase our focus on the significant opportunity for the company in the growing EP market and the intracardiac ultrasound catheter imaging business.”

“Our electronics and software business has been softer with the decline in our sales of the integrated Boston Scientific RPM™ navigation product not fully offset by growth in our core EP-WorkMate® recording system products. We expect to boost this line of business with the launch of two new extensions to this product line – the NurseMate™ remote station and the MapMate™ interface that links patient data in our WorkMate system to the leader in navigation system installations, the CARTO™ product from the Biosense Webster division of J&J. These two product line extensions substantially add to our product offering, are meeting a significant need of our physician customers, and can be sold at the same time in one package with our other electrophysiology products. “

Corporate Conference Call

EP MedSystems’ management will host a conference call today, November 14, 2006, at 4:30 p.m. EDT (1:30 p.m. PDT) to review the third quarter financial results and other corporate events. David Bruce, President and CEO will host the call and take part in a Q & A session.

The call can be accessed by dialing (800) 218-8862 and giving the company name, “EP MedSystems”. Participants are asked to call the number approximately 10 minutes before the conference call begins. A replay of the conference call will be available two hours after the call for the following five days by dialing (800) 405-2236 and entering the following pass code: 11076610#.

The call can also be accessed live on the web at www.epmedsystems.com in the investor relations area of the site.

About EP MedSystems:

EP MedSystems develops and markets cardiac electrophysiology (“EP”) products used to diagnose and treat certain cardiac rhythm disorders. The Company’s EP product line includes the EP-WorkMate® Electrophysiology Workstation with RPM™ Real-time Position Management™ navigation technology, the EP-4™ Computerized Cardiac Stimulator, fixed and deflectable diagnostic electrophysiology catheters and related disposable supplies, the ALERT® System and ALERT family of internal cardioversion catheters, the ViewFlex® intracardiac ultrasound catheter and ViewMate® imaging system. For more information, visit our Website at www.epmedsystems.com.

Forward Looking Statements:

This Release may contain certain statements of a forward-looking nature relating to future events or the future financial performance of the Company. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or including the words “believes”, “expects”, “anticipates”, “intends”, “plans”, “estimates”, “see opportunities” or similar expressions. Such forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements are only predictions and are subject to risks and uncertainties that could cause actual results or events to differ materially and adversely from the events discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, EP MedSystems’ history of losses, uncertainty of market acceptance of our products and level of sales, uncertainty of future profitability and future liquidity needs, possible costs, fines or penalties that may be incurred in connection with government inquiries and investigations and risks regarding regulatory approvals and demand for new and existing products, as stated in the Company’s Annual Report filed on Form 10-K and quarterly reports filed on Form 10-Q.

EP MedSystems cautions investors and others to review the cautionary statements set forth in this press release and in EP MedSystems’ reports filed with the Securities and Exchange Commission and cautions that other factors may prove to be important in affecting the EP MedSystems’ business and results of operations. Readers are cautioned not to place undue reliance on this press release and other forward-looking statements, which speak only as of the date of this release. EP MedSystems undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

Other highlights reported for the quarter and nine months include:

	Three Months Ended September 30,		Nine Months Ended September 30,
Income Statement Data	2006	2005	2006	2005
Net Sales	$3,799,000	$4,270,000	$11,189,000	$12,501,000
Cost of products sold	1,553,000	1,592,000	4,385,000	4,619,000

Gross Profit	2,246,000	2,678,000	6,804,000	7,882,000
Operating expenses
Sales and marketing	2,378,000	2,110,000	7,348,000	6,413,000
General and administrative	978,000	1,811,000	2,935,000	4,072,000
Research and development	669,000	588,000	2,048,000	1,760,000

Total Operating Expenses	4,025,000	4,509,000	12,331,000	12,245,000

Loss from operations	(1,779,000)	(1,831,000)	(5,527,000)	(4,363,000)

Interest income (expense), net	87,000	(18,000)	127,000	(59,000)

Net Loss	$(1,692,000)	$(1,849,000)	$(5,400,000)	$(4,422,000)

Basic and diluted loss per share	$(0.06)	$(0.07)	$(0.19)	$(0.17)

Weighted Average Shares Outstanding	30,365,236	28,547,567	28,981,397	25,755,732

Balance Sheet Data	At September 30, 2006	At September 30, 2005
Cash and cash equivalents	$10,000,000	$6,607,000
Working capital	12,844,000	9,094,000
Total assets	19,373,000	17,148,000
Total liabilities	6,188,000	7,679,000
Shareholder’s equity	13,185,000	9,469,000

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